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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 6 to Registration Statement No. 333-84703 of Webvan Group, Inc. of our report dated March 5, 1999 (August 5, 1999 as to the second sentence of Note 1 and as to Note 15 and September 21, 1999 as to the first paragraph of Note 7) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
October 27, 1999